Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982 and 333-120558) of Genesee & Wyoming Inc. of our report dated January 25, 2007 with respect to the consolidated financial statements of Australia Railroad Group Pty Ltd included in the Form 10-K of Genesee & Wyoming Inc. for the year ended December 31, 2007.

Perth, Australia

February 27, 2008

Liability limited by a scheme approved under Professional Standards Legislation